As filed with the Securities and Exchange Commission on March 23, 2000
                              Registration No. 33_

        SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549


                     FORM S_8
              REGISTRATION STATEMENT
                       Under
            THE SECURITIES ACT OF 1933

            CAPITAL RESERVE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

           Colorado           84-088594
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                   Identification Number)

               335 25th Street, S.E.
            Calgary, Alberta Canada                   T2A 7H8
 (Address of Principal Executive Offices)       (Zip Code)

         YEAR 2000 EMPLOYEES STOCK OPTION
               AND STOCK AWARD PLAN
             (Full Title of the Plan)

                Mr. W. Scott Lawler
              Director and President
            Capital Reserve Corporation
               335 25TH Street, S.E.
         Calgary, Alberta Canada  T2A JH8
       (Name and Address of Agent for Service)

                  (888) 378-6633
(Telephone Number, Including Area Code, of Agent for Service)















           CALCULATION OF REGISTRATION FEE

     =============================================================

                                                  Proposed     Proposed
                                                  Maximum      Maximum
Title of                           Offering       Aggregate    Amount of
Securities to       Amount to be   Price Per      Offering     Registration
be Registered       Registered     Share (1)      Price (1)    Fee (1)

Common Stock
no par value        500,000        $1.00          $500,000     $132.00

Total               500,000                                    $132.00
     =============================================================

     (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum offering price have been calculated on the basis of the exercise prices of options previously granted with respect to 500,000 shares.

                       PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1.   Plan Information*

     Item 2.   Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act"), and the Note to Part I of Form S_8.

                       PART II

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     The following documents filed by Capital Reserve Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
     Statement:

1. The audited consolidated financial statements of the Registrant and its Subsidiaries contained in the Annual Report on Form 10-KSB for the period ending December 31, 1998, filed on April 16, 1999, by the Registrant under Rule 424(b) (File No. 0-17232).

2.   The Registrant's Quarterly Reports on Form 10_QSB for the
Quarterly Periods ended March 31, 1999, June 30, 1999 and September 30, 1999 (File No. 0-17232).

3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-18 (File No. 33-21118-D) including any subsequent amendment or report filed for the purpose of updating that description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post_effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of the Registrant as of December 31, 1998, have been incorporated by reference in this Registration Statement in reliance upon the report of Miller & McCollom, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that Miller & McCollom audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

     Item 4.   Description of Securities

     Inapplicable.

     Item 5.   Interests of Named Experts and Counsel

     Inapplicable.

     Item 6.   Indemnification of Directors and Officers
     Sections 7-109-102 and 7-109-107 of the Colorado General Corporate Law provides that a corporation may indemnify directors and officers, as well as employees, fiduciaries and agents, against reasonable expenses actually incurred by any such person in connection with any proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Colorado General Corporate Law provides that Section 7-109-107 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, general or specific action of the board of directors or shareholders or by contract. Article X of the Registrant's Articles of Incorporation and Article V of the Registrant's Bylaws provide for indemnification by the Registrant of its directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Colorado General Corporate Law.

The Registrant has not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of the Registrant's directors, officers and/or employees for certain liabilities, but it expects to do so in the future.

The Registrant has not entered into any indemnification agreements with any of its current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

     Item 7.   Exemption From Registration Claimed

     Inapplicable.

     Item 8.   Exhibits

     Exhibit
     Number    Description

     5.1       Opinion of Lawler & Associates

     23.1      Consent of Lawler & Associates (included in Exhibit 5.1 to this
                    Registration Statement).

     23.2           Consent of Miller & McCollom

     24        Powers of Attorney (included on page 6).

     99.1      Year 2000 Employees Stock Option and Stock Award Plan

     Item 9.   Undertakings

     (a)       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post_effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or event arising out of the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post_effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

     (iv) That, for the purpose of determining any liability under the Securities Act, each such post_effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post_effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S_8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta Canada, on the 8th of March, 2000.

             CAPITAL RESERVE CORPORATION
                    (Registrant)



                By:  W. Scott Lawler
                  Title:  President

                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints W. Scott
Lawler, Esq., as true and lawful attorney_in_fact and agent, with full powers of substitution and re-substitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney_in_fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, who constitute the entire board of directors.

Signature                Capacity                      Date


/s/W. Scott Lawler       Director and President        March 21, 2000
                         (Principal Executive Officer)



/s/Sharon Patmore        Director, Secretary and       March 21, 2000
                         Treasurer (Principal Financial
                         and Accounting Officer)




                         EXHIBIT INDEX

     Exhibit
     Number    Description

     5.1       Opinion of Lawler & Associates

     23.1      Consent of Lawler & Associates (included in Exhibit 5.1 to this
                    Registration Statement).

     23.2      Consent of Miller & McCollom

     24        Powers of Attorney (included on page 6 of this Registration
                    Statement).

     99.1      Year 2000 Employees Stock Option and Stock Award Plan


                          EXHIBIT 5.1
     March 15, 2000

     Capital Reserve Corporation
     335 25TH Street, S.E.
     Calgary, Alberta  Canada  T2A 7H8

     Re:  Registration Statement on Form S_8   Capital Reserve
          Corporation Capital Reserve Year 2000 Employees Stock
          Option And Stock Award Plan

     Ladies and Gentlemen:

At your request, I am rendering this opinion in connection with the proposed issuance, pursuant to the Capital Reserve Corporation Year 2000 Employees Stock Option And Stock Award Plan (the "Plan"), of up to 500,000 shares (the "Shares") of common stock, no par value ("Common Stock"), of Capital Reserve Corporation, a Colorado corporation (the "Company").

I have examined instruments, documents and records which we deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, I am of the opinion that the Shares issuable by the Company pursuant to the Plan, when issued in accordance with the provisions of the Plan and the stock option agreements entered into thereunder and in the manner referred to in the prospectus associated with the Registration Statement on Form S_8, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S_8. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

I express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Colorado, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Colorado.

This opinion is rendered solely for your use as an exhibit to the Registration Statement on Form S_8 and may not be relied upon for any other purpose. I disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

          Very truly yours,

           /s/ W. Scott Lawler, Esq.

                    EXHIBIT 23.2


          CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S_8 of Capital Reserve Corporation of our report dated March 31, 1999 relating to the consolidated financial statements of Capital Reserve Corporation and Subsidiaries as of December 31, 1998.

     /s/
     Miller & McCollom

     Denver, Colorado
     March      , 2000

                    EXHIBIT 99.1

             CAPITAL RESERVE CORPORATION
          YEAR 2000 EMPLOYEES STOCK OPTION
                AND STOCK AWARD PLAN